Exhibit 99.1

FOR IMMEDIATE RELEASE

The Princeton Review to Host Conference Call to Discuss Selection as Partner with

AFL-CIO’s National Labor College in Online Learning Venture

Framingham, MA, January 14, 2010 – The Princeton Review, Inc. (Nasdaq: REVU), a leading provider of test preparation, educational support services and online career education services, today announced that it will host a conference call at 9:00 a.m. Eastern Standard Time on January 15, 2010 to discuss the proposed online post-secondary venture with The National Labor College, the AFL-CIO’s accredited higher education institution. To participate on the live call, investors should dial 719-325-4792 approximately ten minutes prior to the start time. In addition, the call will be available via live webcast over the Internet. To access the live webcast of the conference call, please go to http://ir.princetonreview.com/events.cfm 15 minutes prior to the start time of the call to register. An archived webcast will be available on the Company’s website at http://ir.princetonreview.com/events.cfm. Additionally, a replay of the call can be accessed by dialing either (888) 203-1112 or (719) 457-0820, passcode 6008466, through February 15, 2010.

This call is intended for investors and the investing public. Members of the general media should address questions about the proposed venture to the National Labor College.

About The Princeton Review

The Princeton Review (Nasdaq: REVU) has been a pioneer and leader in helping students achieve their higher education goals for more than 25 years through college and graduate school test preparation and private tutoring. With more than 165 print and digital publications and a free website, www.PrincetonReview.com, the Company provides students and their parents with the resources to research, apply to, prepare for, and learn how to pay for higher education. The Princeton Review partners with schools and guidance counselors throughout the U.S. to assist in college readiness, test preparation and career planning services, helping more students pursue postsecondary education. The Company also owns and operates Penn Foster Education Group, a global leader in online education. Penn Foster provides career-focused degree and vocational programs in the fields of allied health, business, technology, education, and select trades. Nationally and regionally accredited Penn Foster High School and Penn Foster Career School (www.pennfoster.edu) are headquartered in Scranton, PA.

For further information

Steve Richards

The Princeton Review

508-663-5053

SRichards@Review.com